UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD" (COMPUTED UNDER THE APPROPRIATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

No. FRH                   PACCAR Financial Corp.        Principal Amount
                        Medium-Term Note, Series H
CUSIP:                       (Floating Rate)            $


ORIGINAL ISSUE DATE:                       MATURITY DATE:

INITIAL INTEREST RATE:                     SPREAD:

INDEX MATURITY:                            SPREAD MULTIPLIER:

INTEREST RATE BASIS:


MAXIMUM INTEREST RATE:                     INTEREST PAYMENT PERIOD:

MINIMUM INTEREST RATE:                     INTEREST RATE RESET PERIOD:

INTEREST RESET DATES:                      INTEREST PAYMENT DATES:

INTEREST DETERMINATION DATES:
(if different than provided below)

ISSUE PRICE:                               TOTAL AMOUNT OF OID:

YIELD TO MATURITY:                         INITIAL ACCRUAL PERIOD OID:

HOLDER'S OPTIONAL REPAYMENT DATE(S):

OTHER PROVISIONS:


INITIAL REDEMPTION DATE:                   CALCULATION AGENT:


    If an Initial Redemption Date is specified above, (i) the Redemption
Price will initially be           % of the principal amount of this Note to
be redeemed declining at each anniversary of the Initial Redemption Date shown above by

          % of the principal amount to be redeemed (or, if this Note is an OID Note, as defined below, such lesser amount as is provided below) until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part except if the
following box is marked, this Note may be redeemed in whole only [   ].  If
no Initial Redemption Date is specified above, this Note may not be redeemed prior to Maturity.

    PACCAR Financial Corp., a Washington corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to or registered assigns, the principal sum of

                                                                     DOLLARS
on the Maturity Date shown above, and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date shown above at the rate per annum determined by reference to the Interest Rate Basis or Bases, if any, specified above and in accordance with the provisions herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day (whether or not a Business Day), next preceding such Interest Payment Date, and interest payable at Maturity shall be payable to the Person to whom the principal hereof is payable; provided that if the Original Issue Date specified above follows a Regular Record Date and precedes the next succeeding Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding Regular Record Date to the Holder of such Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Securities of the series shown above may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal and interest payable at Maturity of this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and will be made in immediately available funds if this Note is presented in time for payment to be made in such funds in accordance with the normal procedures of the Paying Agent. Unless otherwise agreed between the Holder and the Company, payment of interest other than at Maturity will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:                                     PACCAR Financial Corp.

CERTIFICATE OF AUTHENTICATION              By
                                              -------------------------------
This is one of the Securities of the          President
series designated herein issued under the within-mentioned Indenture.
                                           ATTEST:
CITIBANK, N.A., as Trustee

By
                                           ----------------------------------
     Authorized Officer                        Secretary

    References herein to "the Note," "hereof," "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified under "Other Provisions" above.

    Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

    This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under an indenture dated as of December 1, 1983, as amended by a first supplemental indenture dated as of June 19, 1989 (herein collectively called the "Indenture"), between the Company and Citibank, N.A., as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of the Securities designated as the Medium-Term Notes of the series designated above (herein called the "Notes"). The Notes may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

    This Note may be subject to repayment at the option of the Holder prior to the Maturity Date specified above on the Holder's Optional Repayment Date(s), if any, specified above. If no Holder's Option Repayment Dates are specified above, this Note may not be so repaid at the option of the Holder hereof prior to the Maturity Date. On any Holder's Repayment Date, this Note shall be repayable in whole or in part in an amount equal to $1,000 or integral multiples thereof (provided that any remaining principal amount shall be an authorized denomination of this Note) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid (or, if this Note is an OID Note, as defined below, such lesser amount as is provided below), together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" available at the office of the Trustee set forth below duly completed, by the Trustee at its office at 111 Wall Street, 5th Floor, New York, New York, 10043; Attention: Securities Services, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 or less than 30 days prior to a Holder's Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of payment of this Note in part only, a new Note for the unpaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

    Commencing with the Interest Reset Date specified above, first following the Original Issue Date specified above, the rate at which interest on this
Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown above under Interest Reset Period; PROVIDED, HOWEVER, that (i) the interest rate in effect for the period from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified above and (ii) the interest rate in effect for the ten calendar days immediately prior to Maturity will be that in effect on the tenth calendar day preceding such Maturity. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to, but not including, the next succeeding Interest Reset Date, or until Maturity, as the case may be. If any Interest Reset Date is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except, that if the Interest Rate Basis specified above is LIBOR, and if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If the Interest Rate Basis specified above is the Treasury Rate, and if such Interest Reset Date would otherwise be a day on which Treasury Bills (as defined below) are auctioned, then such Interest Reset Date shall be the first Business Day immediately following such auction day. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest on this Note shall be the rate determined in accordance with the provisions of the applicable heading below.

    All percentages resulting from any calculations with respect to this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards; and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent with one-half cent being rounded upwards.

    Determination of CD Rate. If the Interest Reset Basis specified above is the CD Rate, the interest rate with respect to this Note shall be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for United States Government Securities" or any successor publication ("Composite Quotations") under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading nonbank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such Interest Determination Date.

    Determination of CMT Rate. If the Interest Reset Basis specified above is the CMT Rate, the interest rate with respect to this note shall be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly averages as specified in the applicable Pricing Supplement for the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such Interest Determination Date will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain from five Reference Dealers quotations for the Treasury Note with the shorter remaining term to maturity.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052 for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

    Determination of Commercial Paper Rate. If the Interest Rate Reset Basis specified above is the Commercial Paper Rate, the interest rate with respect to this Note shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519), under the heading "Commercial Paper." In the event that such rate is not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper having the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, the Commercial Paper Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, for commercial paper having the Index Maturity designated in the applicable Pricing Supplement placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

     "Money Market Yield" shall be a yield calculated in accordance with the following formula:

             Money Market Yield =      D x 360       x 100
                                  -------------------
                                    360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    Determination of Federal Funds Rate. If the Interest Rate Basis specified above is the Federal Funds Rate, the interest rate with respect to this Note shall be the Federal Funds Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that day for United States Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 A.M., New York City time, on such Interest Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

    Determination of LIBOR. If the Interest Rate Basis specified above is LIBOR, the interest rate with respect to this Note shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

  (i) With respect to an Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such Interest Determination Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
(b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement commencing on the second
London Business Day immediately following that Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination
Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause
(ii) below.

  (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center (as defined below), on such Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be United States dollars.

     "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuter Money Rates Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing
Supplement, the display on the Dow Jones Telerate Service (or any successor service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the United States dollar is the Index Currency, Page 3750) had been specified.

     "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to United States dollars and ECUs, the Principal Financial Center shall be The City of New York and Luxembourg, respectively.

     Determination of Prime Rate. If the Interest Rate Basis specified above is the Prime Rate, the interest rate with respect to this Note shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 3:00 P.M., New York City time, on the Calculation Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen USPRIME1 on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen USPRIME1 for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in The City of New York by three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Interest Determination Date will be the Prime Rate in effect on such Interest Determination Date.

     "Reuters Screen USPRIME1" means the display designated as Page "USPRIME1" on the Reuter Money Rates Service (or such other page as may replace the USPRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

     Determination of Treasury Rate. If the Interest Rate Basis specified above is the Treasury Rate, the interest rate with respect to this Note shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified above. "Treasury Rate" means, with respect to any Interest Determination Date, the rate from the auction held on such Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable Pricing Supplement as such rate is published in H.15(519) under the heading "Treasury Bills --auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

     Notwithstanding the determination of the interest rate as provided above, the interest rate on this Note for any interest period shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application. The Calculation Agent shall calculate the interest rate on this Note in accordance with the foregoing on or before each Calculation Date.

     The Company will notify the Paying Agent of each determination of the interest rate applicable to this Note promptly after such determination is made by the Calculation Agent. Citibank, N.A., will act as Paying Agent, through its Corporate Trust Office in The City of New York. The Paying Agent will, upon the request of the Holder of this Note, provide the interest rate then in effect and, if determined and notified to the Paying Agent, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to this Note. The Paying Agent will not be responsible for determining the interest rate applicable to this Note.

     If any Interest Payment Date specified above would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if the Interest Rate Basis specified above is LIBOR, and if such Business Day is the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. "Business Day" means any day other than a Saturday or Sunday that is not a day on which banking institutions are authorized or obligated by law to close in The City of New York and, if the applicable Interest Rate Basis specified above is LIBOR, is also a London Business Day. As used herein, "London Business Day" means any day (a) if the Index Currency is other than the ECU, on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

     If the Interest Rate Basis specified above is the CD Rate or the Commercial Paper Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the second Business Day next preceding such Interest Reset Date. If the Interest Rate Basis specified above is the Federal Funds Rate on the Prime Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the Business Day immediately preceding such Interest Reset Date. If the Interest Rate Basis specified above is LIBOR, the Interest Determination Date pertaining to an Interest Reset Date will be the second London Business Day next preceding such Interest Reset Date. If the Interest Rate Basis specified above is the Treasury Rate, the Interest Determination Date pertaining to an Interest Reset Date will be the day of the week in which such Interest Reset Date falls on which Treasury Bills of the Index Maturity specified above are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases, the Interest Determination Date pertaining to this Note will be the first Business Day which is at least two Business Days prior to the Interest Reset Date on which each Interest Rate Basis shall be determinable. Each Interest Rate Basis shall be determined on such date and the applicable interest rate shall take effect on the related Interest Reset Date.

     The "Calculation Date," where applicable, pertaining to an Interest Determination Date is the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding

Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

     Interest payments on this Note (unless the Interest Reset Period specified above is a daily or weekly period) will include accrued interest from and including the Original Issue Date or from and including the next preceding Interest Payment Date in respect of which interest has been paid, as the case may be, to, but excluding, the Interest Payment Date. If the Interest Reset Period is a daily or weekly period, interest payments will include accrued interests from and including the Original Issue Date or from, but excluding, the last date in respect of which interest has been paid or duly provided for, as the case may be, to and including the Regular Record Date immediately preceding the applicable Interest Payment Date, except that at Maturity, the interest payable will include accrued from and including the Original Issue Date or from, but excluding, the last date in respect of which interest has been paid or duly provided for, as the case may be, to, but excluding, the date of Maturity. Accrued interest will be calculated by multiplying the principal amount of this Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, if the Interest Rate Basis specified above is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or the Prime Rate, or by the actual number of days in the year if the Interest Rate Basis specified above is the Treasury Rate.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     An "OID Note" is (a) any Note that has been issued at an Issue Price lower, by more than a DE MINIMIS amount (as determined under United States federal income tax rules applicable to original issue discount instruments), than the principle amount thereof and (b) any other Note that for United States Federal Income Tax purposes would be considered an original issue discount instrument. If this Note is an OID Note, the amount payable in the event of redemption of the Company, repayment at the option of the Holder or acceleration of the maturity hereof in lieu of the principal amount due at the Maturity Date specified above, shall be the Amortized Faced Amount (as defined below) of this Note as of the date of such redemption, repayment or acceleration. The "Amortized Face Amount" of such Note shall be the amount equal to the sum of (a) the Issue Price as specified above plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), whether denominated as principal or interest, over the Issue Price of this Note) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of this Note to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Note which has been paid on this Note from the date of issue to the date of determination.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor and in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As provided in the Indenture, the Company shall be discharged from its obligation under the Notes if at any time (a) the Company has irrevocably deposited with the Trustee, in trust, (i) sufficient funds to pay the principal of and interest to Stated Maturity on, the Notes, or (ii) to the extent the Notes are payable in U.S. dollars only, such amount of direct obligations of, or obligations the principal and interest on which are fully guaranteed by, the United States of America as will, together with the pre-determined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, and interest to Stated Maturity on, the Notes, and which are not subject to prepayment, redemption or call, (b) the Company has paid all other sums payable with respect to the Notes and (c) unless the Notes are to become due and payable at their Stated Maturity within one year, the Trustee has received an opinion of recognized tax counsel to the effect that such deposit and discharge will not result in recognition by the Holders of the Notes of income, gain or loss for federal income tax purposes (other than income, gain or loss which would have been recognized in like amount and at a like time absent such deposit and discharge). Upon such discharge, the Holders of the Notes shall no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of Notes, and shall look only to such deposited funds or obligations for payment.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein and in the Indenture prescribed; subject, however, to the provisions for the discharge of the Company from its obligations under the Notes upon satisfaction of the conditions set forth in the preceding paragraph and in the Indenture.

      This Note may be redeemed at the option of the Company on any date on or after the Initial Redemption Date, if any, specified above, and prior to the Maturity Date specified above, upon mailing a notice of such redemption not less than thirty or more than sixty days prior to the date fixed for redemption to the Holder of this Note at such Holder's address appearing in the Security Register, all as provided in the Indenture, at the Redemption Price, if any, specified above (expressed as percentage of the principal amount) together in each case with accrued interest to the date fixed for redemption, provided, however, that the first two paragraphs of Section 1103 of the Indenture shall not apply to this Note, and if less than all of the Notes are to be redeemed, the Company may select, from Notes that are subject to redemption pursuant to the terms thereof, the Note or Notes, or portion or portions thereof, to be redeemed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons and, if payable in U.S. dollars, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     As provided in the Indenture, no recourse for the payment of the principal of or interest on any Note, or for any claim based thereon, and no recourse upon any obligation of the Company in the Indenture or in any Note shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This note shall be governed by and construed in accordance with the Laws of the State of New York.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
------------------------------------

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  (Name and address of assignee, including zip code, must be printed or typewritten)

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the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

                                                              Attorney
--------------------------------------------------------------
to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:
---------------------------------            --------------------------------

                                             --------------------------------

     NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of the New York Stock Exchange.